UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2005

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On May 23, 2005, Hudson City Bancorp, Inc. (the “Company”), the mid-tier holding company that owns Hudson City Savings Bank, issued a press release announcing the results of the subscription offering portion of its second step conversion, which concluded on May 19, 2005. The Company also announced today that the aggregate purchase limitation in the offering has been increased from 3,000,000 shares to 10,000,000 shares for individuals acting together with others, in all categories of the offering combined. The individual investor purchase limitation of 1,000,000 shares remained unchanged. The Company also announced today that it expects to sell in the aggregate between 361,250,000 shares and 425,000,000 shares in both the subscription offering and the syndicated offering, subject to market conditions, independent appraiser review and regulatory approval.

     A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

     The following exhibits are filed as part of this Report:

99.1	Press release, dated May 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
By:	/s/ Denis J. Salamone
Denis J. Salamone
Senior Executive Vice President and Chief Operating Officer

Dated: May 23, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 23, 2005.